September 15, 1998


XCL Ltd.
110 Rue Jean Lafitte, 2nd Floor
Lafayette, LA 70508

Ladies and Gentlemen:

     In connection with the proposed exchange (the "Exchange") of warrants, each dated May 20, 1998 (the "Old Warrants"), to purchase an aggregate of 351,015 shares of the common stock, par value $.01 per share ("Common Stock"), of XCL Ltd. (the "Company") for one new warrant to purchase an aggregate of
351,015  shares  of  Common Stock (the "Warrant  Shares")  at  an exercise price of $2.50 per share, subject to adjustment (the "Exercise Price"), which expires on September 30, 1998, in substantially the form attached hereto as Exhibit A (the "New Warrant", and together with the Warrant Shares, the "Securities"), we confirm that:

     1. We have received a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 and the Preliminary Prospectus dated May 8, 1998 as filed with the Securities and Exchange Commission (the "SEC") as part of the Registration Statement on Form S-1 (File No. 333-51937) (the "Preliminary Prospectus") (which Preliminary Prospectus is subject to SEC comment and amendment) and such other information as we deem necessary in order to make our investment decision to participate in the Exchange and to acquire the
          Securities. We acknowledge that we have read and agreed to the matters stated in the sections entitled "Disclosure Regarding Forward Looking Information", "Risk Factors" and "Selling Security Holders" of such Preliminary Prospectus which are incorporated by reference herein and that we are aware of the high degree of risk attendant to an investment in the
          Securities. We have had the opportunity to ask questions and receive answers from the management of the Company concerning the terms and conditions of the Exchange and the Securities and the Company, its business, financial condition and prospects and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information that has been furnished to us.

     2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the New Warrant and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act") and all applicable State securities laws and the rules and regulations promulgated thereunder, including, without limitation, Regulation M promulgated under the Securities Act.

     3. We understand that the Exchange and the issuance of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that, prior to such transfer furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Warrant Agent (as defined in the New Warrant) if other than the Company, and to the Company, a signed letter containing certain representations, warranties and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Company), (iii) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act, (iv) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (v) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein and in the New Warrant.

     4. We understand that, on any proposed resale of the Securities, and on any proposed exercise of the New Warrant by a "foreign person", we (or such foreign person) will be required to furnish to the Company and the Warrant Agent (if other than the Company), such certifications, legal opinions and other information as they may reasonably require to confirm that the proposed sale or exercise complies with the foregoing restrictions. We further understand that the Securities acquired by us will bear a legend to the foregoing effect.

     5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of
          Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     6.      We  are acquiring the Securities for our account  or
          for  one  or  more  accounts  (each  of  which  is   an
          institutional "accredited investor") as to each of which we exercise sole investment discretion.

     7. We acknowledge and agree that the New Warrant will be issued against delivery of the Old Warrants (or evidence satisfactory to the Company of their guaranteed delivery) free and clear of all liens, charges and encumbrances. We acknowledge and agree that any income tax consequences attributable to the Exchange and the acquisition of the Securities shall be borne by the acquirer of the Securities. We represent and warrant to the Company that no broker-dealer or other third party has been retained to act as agent for or represent the undersigned in connection with the Exchange and that no commission or other remuneration is being paid or given, or is required to be paid or given, directly or indirectly, in connection with the Exchange. We agree, and each subsequent holder of the
          New Warrant will agree to execute and deliver to the Company all such further notices, documentation and certifications as may be required to be filed under applicable securities and Federal and State income tax laws, rules and regulations relating or attributable to the Exchange, the issuance of the Securities or as the Company may reasonably request

     8. The Company hereby represents, warrants and agrees with you as follows: (i) in the event that on or prior to March 15, 1999 the Company makes an offer to the holders of warrants of the same class or issue as the Old Warrants to either (x) exchange their warrants for new warrants with an exercise price which is lower than the Exercise Price of the New Warrant or (y) reduce the exercise price of their warrants, or increase the number of shares subject to such warrants, or both, either by amendment of the terms of such warrants or pursuant to the unilateral powers granted the Company under the terms of such warrants, resulting in such warrant holders being offered the right to acquire shares of Common Stock at an effective price per share below the Exercise Price of the New Warrant, then the Company shall offer the holder of the New Warrant the right to acquire that number of shares of Common Stock at a purchase price of $.01 per share which would result in an effective reduction in the Exercise Price of the New Warrant so that it equals such reduced effective exercise price offered such other warrant holders; and (ii) the Warrant Shares shall be considered "Registrable Securities", for purposes of that certain Registration Rights Agreement dated May 20, 1997 (the benefits of which the Company hereby agrees to extend to the holder of the New Warrant), which the Company hereby agrees to include in the Registration Statement on Form S-1 referred to in paragraph 1 above pursuant to the "Piggy-Back
          Registration Rights" provisions of Section 8(a) of such Agreement which are incorporated by reference herein.

      You, the Warrant Agent and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                              Very truly yours,

                              CUMBERLAND PARTNERS


                              By:________________________________

Name:___________________________

Title:____________________________

XCL LTD. HEREBY AFFIRMS
THE REPRESENTATIONS,
WARRANTIES AND AGREEMENTS
SET FORTH IN PARAGRAPH 8, ABOVE.

XCL LTD.
BY:___________________________
ITS:  Executive Vice President
DATE:   September 16, 1998

                                                  EXHIBIT A
                            XCL LTD.
                       WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECUR ITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SEC URITIES OR BLUE SKY LAWS OF ANY OTHER DOMESTIC OR FOREIGN JURISDICTION. NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES MAY BE MADE UNLESS
(i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) XCL LTD. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.

                                        No.

                      WARRANTS TO PURCHASE
                    COMMON STOCK OF XCL LTD.


             Initial Issuance on September 15, 1998
     Void after 5:00 p.m. New York Time, September 30, 1998

     THIS CERTIFIES THAT, for value received, Cumberland Partners or registered assigns (the "Holder") is the registered holder of warrants (the "Warrants") to purchase from XCL Ltd., a Delaware corporation (the "Company"), at any time or from time to time beginning on September 15, 1998 and until 5:00 p.m., New York time, on September 30, 1998 (the "Expiration Date"), subject to the conditions set forth herein, at the initial exercise price of $2.50 per share (the "Initial Exercise Price"), subject to adjust ment as set forth herein (the "Exercise Price"), up to an aggre gate of Three Hundred Fifty One Thousand Fifteen (351,015) fully paid and non-assessable common shares, par value $0.01 per share (the "Common Stock"), of the Company (the "Shares", and together with the Warrants, the "Securities") upon surrender of this warrant certificate (the "Certificate") and payment of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then being exercised (the "Purchase Price") at the principal office of the Company presently located at 110 Rue Jean Lafitte, Lafayette, LA 70508, United States of America.


     1.     Exercise of Warrants.


           (a) The exercise of any Warrants represented by this Certificate is subject to the conditions set forth below in
Section 3, "Compliance with  Securities Laws."

            (b) Subject to compliance with all of the conditions set forth herein, the Holder shall have the right at any time and from time to time after September 15, 1998 to pur chase from the Company the number of Shares which the Holder may at the time be entitled to purchase pursuant hereto, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Company of the Purchase Price.

      No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, after which time all Warrants evidenced hereby shall be void.

           (c) Payment of the Purchase Price shall be made in cash, by wire transfer of immediately available funds or by certified check or banker's draft payable to the order of the Com pany, or any combination of the foregoing.


          (d) The Warrants represented by this Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Shares). Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new certificate of like tenor representing the number of unexercised Warrants.

            (e) Subject to compliance with all of the conditions set forth herein, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment of the Purchase Price, the Company shall cause to be delivered promptly to or upon the written order of the Holder and in such name or names as the Holder may designate, a share certificate or share certificates for the number of whole Shares purchased upon the exercise of the Warrants. Such share certificate or share certificates representing the Shares shall be free of any restrictive legend. The Company shall ensure that no "stop transfer" or similar instruction or order with respect to the Shares purchased upon exercise of the Warrants shall be in effect at ChaseMellon Shareholders Services, IRG Plc or any suc cessor transfer agent for the Common Stock of the Company (the "Transfer Agent").


      2. Payment of Taxes. The Company will pay all documen tary stamp taxes, if any, attributable to the issuance and delivery of the Securities; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Securities or any Shares in any name other than that of the Holder, which transfer taxes shall be paid by the Holder, and until payment of such transfer taxes, if any, the Company shall not be required to issue such Securities.


      3. Compliance with Securities Laws. The Securities have not been, and are not required to be, registered under the United States Securities Act of 1933, as amended (the "Act"), or any other securities or blue sky laws of any other domestic or foreign jurisdiction (collectively, the "Securities Laws"). No offer, sale, transfer, pledge or other disposition (collectively, a "Disposal") of the Securities may be made unless (i) registered under the Act and any other applicable Securities Laws or (ii) the Company receives a written opinion of United States legal counsel in form and substance satisfactory to it to the effect that such Disposal is exempt from such registration requirements.


     4.     Transfer of Warrants.

               (a)     The Warrants shall be transferable only on
the books of the Company maintained at the Company's principal office upon delivery of this Certificate with the form of assignment attached hereto duly completed and signed by the
Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. The Company may, in its discretion, require, as a condition to any transfer of Warrants, a signature guarantee, which may be provided by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., or by a member of a United States national securities exchange, The Securities and Futures Authority Limited in the United Kingdom, or The London Stock Exchange Limited in London, England. Upon any registration of transfer, the Company shall deliver a new warrant certificate or warrant certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith.

                 (b) Notwithstanding anything in this Certificate to the contrary, neither any of the Warrants nor any of the Shares issuable upon exercise of any of the Warrants shall be transferable, except upon compliance by the Holder with any applicable provisions of the Act and any other applicable Securities Laws.


     5.     Exchange and Replacement of Warrant
               Certificates; Loss or Mutilation of
               Warrant Certificates.


           (a) This Certificate is exchangeable without cost, upon the surrender hereof by the Holder at the principal office of the Company, for new warrant certificates of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender. Any transfer not made in such compliance shall be null and void and shall be given no effect hereunder.


           (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate and, in case of such loss, theft or destruction, of indemnity and security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Certificate, if mutilated, the Company will make and deliver a new warrant certificate of like tenor, in lieu thereof.

             6.     Adjustment of Exercise Price and Number of
                       Shares Issuable.

     The number and kind of Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the (a) number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of any Warrant thereafter exercised shall be entitled to receive the number of Shares which such holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and (b) the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Shares purchasable immediately thereafter. An adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 6(a), the holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

                (b)      Reclassification, Combinations, Mergers,
     etc. In case of any reclassification or change of outstanding shares of Common Stock (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another corporation or other entity (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination)) or in case of any sale or conveyance to another corporation or other entity of all or substantially all of the assets of the Company, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation or other entity, as the case may be, shall forthwith make lawful and adequate provision whereby the holder of such Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a warrant amendment so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an affiliate of the formed, surviving or transferee corporation or other entity, that issuer shall join in the supplemental warrant agreement. The above provisions of this Section 6 (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                In  case  of  any such reclassification,  merger,
     consolidation or disposition of assets, the successor or acquiring corporation or other entity (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which each Warrant is exercisable, which shall be as nearly equivalent as practicable to the adjustments provided for in this
     Section 6. The foregoing provisions of this Section 6(b) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets.

                 (c)       Issuance  of  Options  or  Convertible
     Securities. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) to all holders of the Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities") or any Convertible Securities (other than upon exercise of any Option), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all Options) shall be less than the current Market Price per Share of Common Stock (determined pursuant to Section 6(f)) on the record date for the issuance, sale, distribution or granting of such Options (any such event being herein called a "Distribution") then, effective upon such Distribution, the Exercise Price shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Distribution multiplied by the current Market Price per Share of Common Stock (determined pursuant to
     Section 6(f)) on the date of such Distribution plus (ii) the consideration, if any, received by the Company upon such Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Distribution multiplied by (B) the current Market Price per Share of Common Stock (determined pursuant to
     Section 6(f)) on the record date for such Distribution. For purposes of the foregoing, the total maximum number of shares of Common Stock issuable upon exercise of all such
     Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above. Except as provided in Sections 6(i) and
     (j) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options. Notwithstanding anything in this Section 6 to the contrary, neither the payment of dividends on any shares of Amended
     Series  A  Preferred Stock in additional shares  of  Amended
     Series A Preferred Stock, nor the issuance of shares of Common Stock on conversion of the Amended Series A Preferred Stock, nor the issuance of shares of Common Stock in payment of any dividends due on any shares of Preferred Stock of the Company outstanding on the Issue Date, nor on redemption of any such shares, nor in payment of any interest due under the Company's Secured Subordinated Notes, nor upon exercise of any options granted to management pursuant to an employee benefit plan approved by stockholders of the Company, nor upon the exercise of any outstanding Warrants (including Warrants issued in the Concurrent Debt Offering (as defined below)), shall require any adjustment to either the Exercise Price of the Warrants or the number of shares issuable upon exercise of the Warrants.

               (d)     Dividends and Distributions.  In the event
     the Company shall, at any time or from time to time after the date hereof, distribute to all the holders of Common Stock any dividends or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend from current or retained earnings), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the current Market Price per Share of Common Stock (determined pursuant to Section 6(f)) on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets (other than cash), options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of Shares purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this Section 6(d) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

               (e) Self-Tenders. In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Company or any subsidiary of the Company for all or any portion of the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the first reported sales price per share of Common Stock on the trading day next succeeding the last time tenders or exchanges may be made pursuant to the tender or exchange offer (the "Expiration Time"), the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the Expiration Time by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the first reported sales price of the Common Stock on the trading day next succeeding the Expiration Time, and the denominator of which shall be the sum of (A) the fair market value (determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased
     Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the first reported sales price of the Common Stock on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                (f)     Current Market Price. For the purpose  of
     any computation of current market price, the current "Market Price per Share of Common Stock" at any date shall be (x) for purposes of Section 7 herein (dealing with fractional interests), the closing price on the trading day immediately prior to the exercise of the applicable Warrant and (y) in all other cases, the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (a), (b), (c) or (d). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the Nasdaq NMS or any comparable system or (3) if the Common Stock is not listed on the Nasdaq NMS or a comparable system, as furnished by two members of the American Stock Exchange, Inc. selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current Market Price per Share cannot be determined pursuant to the foregoing provisions of this
     Section 6(f), the current Market Price per Share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                (g) Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (c) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

                (h) Consideration Received. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration; provided, however, that if such Options have an exercise price equal to or greater than the current Market Price per Share of the Common Stock on the date of issuance of such Options, then such Options shall be deemed to have been issued for consideration equal to such exercise price.

                (i) Deferral of Certain Adjustments. No adjustment to the Exercise Price (including the related adjustment to the number of Shares purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock. All calculations under this
     Section 6 shall be made to the nearest 1/1,000 of one cent or to the nearest l/1,000th of a Share, as the case may be.

                 (j) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in Section 6(c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in
     Section 6(c) above, or the rate at which any Convertible Securities referred to in Section 6(c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 6), the Exercise Price then in effect and the number of Shares purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Exercise Price and number of Shares so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

                (k) Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of Shares purchasable upon the exercise of each Warrant shall have been made pursuant to Sections 6(c) or
     (j) above or this Section 6(k), any Options or Convertible Securities shall have expired unexercised, the number of such Shares so purchasable shall, upon such Expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible
     Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 6 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

                (l) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this
     Section 6, holders of Warrants shall become entitled to receive any securities of the Company other than shares of Common Stock, including shares of Amended Series A Preferred Stock as provided in Section 6(o) below, thereafter the number of such other securities so receivable upon exercise of each Warrant and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares of Common Stock contained in this Section 6.

                (m) Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its outstanding shares of Common Stock, then the number of Shares for which each Warrant is exercisable shall be adjusted in such manner as may be equitable in the circumstances. If the Company shall at any time and from time to time issue or sell (i) any shares of any class of common stock other than Common Stock, (ii) any evidences of its indebtedness, shares of stock or other securities which are convertible into or exchangeable for such shares of common stock, with or without the payment of additional consideration in cash or property, or (iii) any warrants or other rights to subscribe for or purchase any such shares of common stock or any such evidences, shares of stock or other securities referred to in (ii) above, then in each such case such issuance shall be deemed to be of, or in respect of, Common Stock for purposes of this Section 6; provided, however, that, without limiting the generality of the foregoing, if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, common stock other than Common Stock, including shares of non-voting common stock, then the number of Shares for which each Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the aggregate number of shares of such common stock and of Common Stock which a record holder of the same number of Shares for which each Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

                 (n) Statement of Warrant Certificates. Irrespective of any adjustment in the number or kind of Shares issuable upon the exercise of each Warrant or the Exercise Price, Warrant Certificates theretofore or thereafter issued shall continue to express the same number and kind of Shares and Exercise Price as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

           (o) Increased Shares or Reduced Exercise Price. From time to time, the Company may, for a period of not less than 20 days, in its discretion, increase the number of Shares purchasable upon the exercise of this Warrant, without making any adjustment to the Exercise Price, or reduce the Exercise Price, without making any adjustment to the number of Shares purchasable upon the exercise of this Warrant. The Company hereby represents, warrants and agrees with you as follows: (i) in the event that on or prior to the expiration of this Warrant the Company makes an offer to the holders of warrants dated May 20, 1997 issued pursuant to a Warrant Agreement dated such date ("Old Warrants") to either (x) exchange their Old Warrants for new warrants with an exercise price which is lower than the Exercise Price of this Warrant or (y) reduce the exercise price of the Old Warrants, or increase the number of shares subject to such Warrants, or both, either by amendment of the terms of such Warrants or pursuant to the unilateral powers granted the Company under the terms of such Warrants, resulting in such Warrant holders being offered the right to acquire shares of Common Stock at an effective price per share below the Exercise Price of this Warrant, then the Company shall offer the holder of this Warrant the right to acquire that number of shares of Common Stock at a purchase price of $.01 per share which would result in an effective reduction in the Exercise Price of this Warrant so that it equals such reduced effective exercise price offered such holders of Old Warrants; and (ii) the Warrant Shares shall be considered "Registrable Securities", for purposes of that certain Registration Rights Agreement dated May 20, 1997 (the benefits of which the Company hereby agrees to extend to the holder of this Warrant), which the Company hereby agrees to include in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on May 8, 1998 (File No. 333-51937) pursuant to the "Piggy-Back Registration Rights" provisions of Section 8(a) of such Agreement which are incorporated by reference herein.

               7. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 7, be issuable on the exercise of any Warrant, the Company shall either (i) pay an amount in cash calculated by the Company to equal the then current Market Price per Share (determined pursuant to Section 6(f)) multiplied by such fraction computed to the nearest whole cent or (ii) aggregate all such fractional shares into a whole number of shares and sell such aggregated fractional shares on behalf of the holders entitled thereto in a public or private sale and distribute the net cash proceeds from the sale thereof to such holders pro rata. While the Company will endeavor to use its best efforts to secure the best available sales price for such aggregated fractional shares, such price shall not necessarily be the highest price obtainable for such shares. Holders of Warrants, by their acceptances of this Warrant Certificate, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate or scrip representing a fraction of a share of Common Stock.


           8. Notices to Warrant Holders. Nothing contained in this Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the exercise or expiration of the Warrants, any of the following events shall occur:

          (i) the holders of shares of the Common Stock shall be entitled to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or dis tribution on the books of the Company; or

          (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to sub scribe therefor; or

          (iii) a dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation or merger) or a sale of all or sub stantially all of its property, assets and business as an entirety shall be approved by the Company's Board of Directors; or

          (iv) there shall be any capital reorganization or reclassification of the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock or a change in the par value of the Common Stock), or consolidation or merger of the Company with another entity;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable secur ities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding-up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding-up or sale.


     9.     Reservation and Listing of Securities.

      The Company covenants and agrees that at all times during the period after September 15, 1998, the Company shall reserve and keep available, free from preemptive rights, out of its auth orized and unissued shares of Common Stock or out of its authorized and issued shares of Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares as shall be issuable upon the exercise of the Warrants.

           (b) The Company covenants and agrees that, upon exercise of the Warrants in accordance with their terms and payment of the Purchase Price, all Shares issued or sold upon such exercise shall not be subject to the preemptive rights of any stockholder and when issued and delivered in accordance with the terms of the Warrants shall be duly and validly issued, fully paid and non-assessable, and the Holder shall receive good and valid title to such Shares free and clear from any adverse claim (as defined in the applicable Uniform Commercial Code), except such as have been created by the Holder.

           (c) As long as the Warrants shall be outstanding, the Company shall use its reasonable efforts to cause all Shares issuable upon the exercise of the Warrants to be quoted by or listed on any national securities exchange or other securities listing service on which the shares of Common Stock of the Company are then listed.


            10. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Shares (and any other securities or properties) issuable on exercise hereof.


          11. Remedies. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms hereof, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.


           12. Registered Holder. The Company may deem and treat the registered Holder hereof as the absolute owner of this Certificate and the Warrants represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the Warrants, of any notice, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.


           13. Notices. All notices and other communications from the Company to the Holder of the Warrants represented by this Certificate shall be in writing and shall be deemed to have been duly given if and when personally delivered, two (2) business days after sent by overnight courier or ten (10) days after mailed by certified, registered or international recorded mail, postage prepaid and return receipt requested, or when transmitted by telefax, telex or telegraph and confirmed by sending a similar mailed writing, if to the Holder, to the last address of such Holder as it shall appear on the books of the Company maintained at the Company's principal office or to such other address as the Holder may have specified to the Company in writing.


           14. Headings. The headings contained herein are for convenience of reference only and are not part of this Certificate.

           15.      Governing  Law.   This Certificate  shall  be
deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of said state, without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant Certifi cate to be duly executed by its duly authorized officers under its corporate seal.

Dated: September 15, 1998

                         XCL LTD.


                         By:_____________________________
                              Name:______________________
                              Title:_____________________




Attest:



Corporate Secretary


                               XCL LTD.

                       FORM OF ELECTION TO PURCHASE
                (To be executed by the registered Holder if such Holder desires to exercise Warrants)

      The undersigned registered Holder hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase, Shares hereunder, and herewith tenders in payment for such Shares cash, a wire transfer, a certified check or a bank er's draft payable to the order of XCL Ltd. in the amount of , all in accordance with the terms hereof. The undersigned requests that a share certificate for such Shares be registered in the name of and delivered to:


(Please Print Name and Address)




and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the Shares purchasable hereunder be registered in the name of the undersigned Warrant Holder or his Assignee as below indicated and delivered to the address stated below.

DATED:

Name of Warrant Holder:
(Please Print)

Address:



Signature:

Note:     The   above  signature  must  correspond  in   all
             respects with the name of the Holder as specified on the face of this Warrant Certifi cate, without alteration or enlargement or any change whatsoever, unless the Warrants represented by this Warrant Certificate have been assigned.


     XCL LTD.

     FORM OF ASSIGNMENT

     (To be executed by the registered Holder if such Holder desires to transfer the Warrant Certificate)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:


     (Please Print Name and Address of Transferee)




Warrants  to purchase up to           Shares represented  by
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and
appoint                                , Attorney, to  trans
fer such Warrants on the books of the Company, with full power of substitution in the premises. The undersigned requests that if said number of Shares shall not be all of the Shares purchasable under this Warrant Certificate that a new Warrant Certificate for the balance remaining of the Shares purchasable under this Warrant Certificate be regis tered in the name of the undersigned Warrant Holder and delivered to the registered address of said Warrant Holder.

DATED:

Signature of registered Holder:

Note:     The   above  signature  must  correspond  in   all
             respects with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatsoever. The above signature of the registered Holder must be guaranteed by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange, The Securities and Futures Authority Limited in the United Kingdom or The London Stock Exchange Limited in London, England. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

Signature Guaranteed:


   Authorized Officer


   Name of Institution